Mastercard Incorporated
Non-GAAP Reconciliation
2025-2027 performance objectives

2025-2027 3-Year CAGR
EPS[1]
Forecasted GAAP	Mid-teens
Gains/(losses) on equity investments[2]	~0%
Special items[3]	(1)%
Forecasted non-GAAP	Mid-teens

1.Based on 2024 pro forma EPS utilized to measure 3-year diluted EPS target performance (2025-2027). The Company has not adjusted for future special items because it cannot, without unreasonable effort, predict the special items that could arise during 2025-2027
2.Impact of gains/(losses) on equity investments for the nine months ended September 30, 2024 ($0.07 per diluted share)
3.Impact of special items for the nine months ended September 30, 2024 related to litigation provisions ($0.30 per diluted share) and a restructuring charge ($0.16 per diluted share)